PURCHASE AND SALE AGREEMENT

     AGREEMENT  dated as of  September  30,  1999,  by and  between  Dollar Tree
Stores, Inc., a Virginia corporation, with an office address of 500 Volvo Parkway, Chesapeake, VA 23320 (hereinafter "Seller"), and DTS Properties, Inc., a Delaware company, with an office address 11130 Sunrise Valley Drive, Suite 206, Reston, VA 20191 (hereinafter "Buyer").

     WHEREAS, Seller is the owner of certain improvements more fully described on Schedule A attached hereto (the "Improvements");

     WHEREAS,  Seller  conducts a retail sales  outlet at each of the  locations
identified  on  Schedule  B  attached  hereto   (hereinafter   individually  and
collectively referred to as the "Outlet" and "Outlets", respectively);

     WHEREAS, each Outlet contains Improvements similar to those described in Schedule A attached hereto but not all Outlets contain identical Improvements;

     WHEREAS, the Improvements contained or existing in any particular Outlet shall be referred to as a "Unit";

     WHEREAS, the Improvements contained at each and every Outlet identified on Schedule B attached hereto shall be referred to collectively as the "Property";

     WHEREAS, Seller or its affiliates, occupy each Outlet pursuant to a lease agreement which in each instance may be supplemented or modified by amendment to lease agreement and/or side agreement (separately the "Underlying Lease" and collectively the "Underlying Leases") with a land or building owner, or sublessor from a land or building owner (collectively a land or building owner including Seller solely in its capacity as such shall be referred to as the "Titleholder");

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Property, encumbered by and subject to the terms of (a) the Underlying Leases for the Property described in Schedule B attached hereto; (b) the rights of Seller under the Underlying Leases; (c) the rights of or created by or arising through each Titleholder; and (d) the rights of Seller and certain third parties pursuant to license agreements between Seller and said third parties for the operation of specific departments within certain of the Outlets (collectively or individually the "Senior Liens");

     WHEREAS, Buyer's purchase price for each Unit shall be set forth as "Lessor's Cost" on Schedule B attached hereto; and

     WHEREAS, the percentage of Lessor's Cost for each Unit as compared to Lessor's Costs for all Units shall be referred to as such Unit's "Percentage Factor".

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     NOW  THEREFORE,  in  consideration  of the  premises,  the parties  hereto, intending to be legally bound, hereby agrees as follows:

     1. Purchase of Property

          1.1 Conveyance of Property. Subject to the terms and conditions hereof, Seller hereby sells and Buyer hereby purchases from the Seller, all of Seller's right, title and interest in and to the Property, encumbered by the Senior Liens. Seller shall and hereby does deliver to Buyer, a bill of sale (the "Bill of Sale") transferring, conveying, assigning, selling and delivering unto Buyer all of its right, title and interest in each Unit encumbered by the Senior Liens.

          1.2 Purchase Price. The full purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be in the amount and payable as set forth in Schedule C attached hereto

          1.3 Lease. Simultaneously, upon its acquisition of the Property, Buyer shall lease the Property to Seller; subject to the Senior Liens and the Rent Purchaser Lien described below, pursuant to a Master Lease Agreement of even date herewith (the "Master Lease").

          1.4 Encumbrances. (a) It is understood, agreed and acknowledged that Buyer intends to sell all of the Rents due under the Master Lease to BankBoston Leasing, Inc. ("Rent Purchaser") for the purpose of paying the purchase price hereunder. In connection therewith, Buyer has or will grant Rent Purchaser a security interest in the Property, all substitutions, replacements and the proceeds therefrom and the Master Lease and all schedules thereto and certain other collateral (the "Rent Purchaser Lien"); (b) Buyer and Seller acknowledge and agree that Buyer's interest in the Property is or will be, encumbered by, and subject to the terms of, in all respects, the Senior Liens and the Rent Purchaser Lien; (c) Buyer and Seller agree to execute and deliver any and all documents reasonably requested by either party, Rent Purchaser, or the holder of any of the Senior Liens to grant or confirm same.

          1.5 Delivery. Buyer shall accept delivery of each Unit of Property at its current Outlet location.

     2. Representations and Warranties.

          2.1 Representations and Warranties of Seller. Seller represents and warrants to, and covenants and agrees with, Buyer as follows:

                  (a) To the best of Seller's knowledge, (i) the Property has been placed in service on or before the date hereof; (ii) the existing Underlying Lease(s) have been duly executed and delivered, are in full force and effect, constitute the valid and binding obligations of the respective lessees and lessors thereunder, and are enforceable

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against each materially in accordance with its terms (subject to laws of general application affecting creditors' rights); (iii) the existing Underlying Lease(s) represent the entire agreements between the lessee(s) and lessor(s) under the existing Underlying Lease(s); (iv) the copies of the Underlying Lease(s) made available to Buyer for its review at Seller's headquarters are true and accurate; and (v) the term including renewals of the Underlying Leases averages at least nine (9) years from the date hereof, or the exercise of the replacement option provided under Section 4.2(b) to insure the lease terms with renewals of each Underlying Lease and the replacement Underlying Lease total in the aggregate at least nine (9) years; and (vii) with respect to Outlets in which Seller is the Titleholder, there are no existing liens, encumbrances, charges or restrictions which would prevent Seller from conveying the Property to Buyer.

                  (b) On the closing date, Seller conveys to Buyer all of Seller's rights, title and interest in and to the Property, free and clear of any and all leases, liens, claims and encumbrances arising through or by Seller affecting the Property except for the Senior Liens and the expectation of the immediately ensuing Rent Purchaser Lien.

                  (c) Seller is a corporation  duly  and  validly  organized and
existing  in  good  standing  under  the  laws  of  its   organization   and  in
substantially all jurisdictions in which it is required to qualify.

                  (d) Seller has the power and authority to enter into this Purchase and Sale Agreement, the Master Lease and all other related documents (collectively, the "Other Documents") executed and delivered or to be executed and delivered in connection with the transactions herein referred to and to carry out the transactions contemplated hereunder and thereunder.

                  (e) The execution and delivery of this Purchase and Sale Agreement and the Other Documents by Seller and the performance by it of its obligations hereunder and thereunder, including the conveyance of the Property and the acceptance of the Purchase Price in exchange therefor, have been duly authorized by all necessary corporate action of the Seller.

                  (f) This Agreement and the Other Documents constitute the valid and binding obligations of the Seller enforceable in accordance with their respective terms, subject, however, to laws of general application affecting creditor's rights.

                  (g) Seller is not subject to any restriction or agreement which, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by the execution, delivery and consummation of the documents and transactions herein referred to except such restrictions contained in any Underlying Lease.

                  (h) EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 2.1, THERE ARE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, CONCERNING (A) THE PROPERTY, ITS

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CONDITION,  ITS FITNESS  FOR A  PARTICULAR  PURPOSE,  ITS  MERCHANTABILITY,  ITS
SUITABILITY, ITS CONDITION OR WITH RESPECT TO ANY OTHER MATTER, AND (B) ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PROPERTY.

          2.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to, and agrees with, the Seller as follows:

                  (a) Buyer has the power and authority to enter into this Purchase and Sale Agreement, the loan described in Section 1.4(a) hereof and the Other Documents and to carry out the transactions contemplated hereunder and thereunder.

                  (b) This Agreement, the Master Lease Agreement, the loan and the Other Documents constitute the valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, however, to laws of general application affecting creditors' rights.

                  (c) Buyer is not subject to any restriction or agreement which, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, the execution, delivery and consummation of the documents and transactions referred to herein.

                  (d) Prior to this transaction, Buyer has not engaged in any business of any kind or nature and further shall not engage in any business activity other than such activities contemplated herein and which are consistent with its acquisition and economic exploitation of the Property.

                  (e) Buyer is purchasing the Property "AS IS" and "WHERE IS" in reliance solely upon its own investigation including title except for such matters specifically set forth herein.

     3. Covenants of Seller. Seller covenants and agrees with Buyer as follows:(a) It will timely cure any material event of default now or hereafter existing in any Underlying Lease and capable of being cured within thirty (30) days after written notice thereof has been given to Seller by Buyer (or its assign, including BancBoston Leasing Inc.); (b) It will execute at the time it comes due under the terms of the respective Underlying Lease each and every renewal term contained in any Underlying Lease to ensure the term of each Underlying Lease meets the conditions of Section 2.1(a)(vi) hereof; or exercise the replacement option provided under Section 4.2(b) to insure the lease terms with renewals of the Underlying Lease and Replacement Lease, as applicable, total in the aggregate at least an average of nine (9) years; (c) Seller covenants and agrees with Buyer that it will promptly pay when due all sales, use, property or other taxes, licenses, tolls, inspection or other fees, bonds, permits or other

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certificates  which were or may be required to be paid or obtained in connection with the Property.

     4. Indemnification. The parties agree to indemnify each other as follows:

          4.1 Scope of Indemnification.

                  (a) Indemnity by Seller. Seller agrees to indemnify, in accordance with paragraph 4.2 hereof, Buyer and its assignees, and to protect, defend and hold them harmless, from and against any and all loss, cost, damage, injury or expense, including without limitation, reasonable attorneys' fees and other legal expenses, which Buyer and/or its assignees may incur for or by reason of: (i) the untruthfulness of any of the warranties and representations of Seller contained herein or in any of the Other Documents contemplated hereby; or (ii) a breach by Seller of any of the warranties, agreements and covenants of Seller contained herein or in any of the Other Documents contemplated hereby, less any amounts which Buyer, as Lessor, receives as a result thereof from Seller, as Lessee, pursuant to the Master Lease.

                  (b) Indemnity by Buyer. Buyer agrees to indemnify Seller and to protect, defend and hold it harmless, from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys' fees and other legal expenses, which Seller may incur for or by reason of: (i) the untruthfulness of any of the warranties and representations of Buyer contained herein or in any of the Other Documents contemplated hereby; or (ii) a breach by Buyer of any of the warranties, agreements and covenants of Buyer contained herein or in any of the Other Documents contemplated hereby.

          4.2 Method of Payment. (a) In case claim is made against, or any action, suit or proceeding is brought against, any indemnified person with respect to any claim indemnified against hereunder, indemnitor may (if such indemnitor has admitted in writing to each indemnified person that such claim is indemnifiable if adversely determined following a permitted contest thereof pursuant to this Section) and, upon such indemnified person's request, will at indemnitor's expense cause the same to be contested by counsel selected by indemnitor and reasonably satisfactory to such indemnified person, and, in the event of any failure by the indemnitor to do so, the indemnitor shall pay all reasonable legal fees and other expenses incurred by such indemnified person in connection with the defense of such claim. The indemnitor shall permit such indemnified person to participate in such contest at its own expense but indemnitor shall control all aspects of such contest so long as indemnitor complies with this subsection and such control or contest does not involve indemnitor or its counsel in a material conflict of interest with such indemnified person in which event such indemnified person shall be separately represented, at indemnitor's expense, by counsel selected by such indemnified person and such indemnified person shall thereupon control its own defense provided, however, no settlement shall be consummated without the indemnitor's consent, which can be withheld

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by the indemnitor in the event  reasonable  assurance of payment of any claim by the indemnitor is provided.

                  (b) If at any time within nine (9) years of the date of this Agreement, any loss or damage is caused by the termination or expiration of an Underlying Lease, Seller shall have the option to indemnify Buyer by replacing such Property or Unit or portion thereof, as the case may be (the "Substituted Property"), with any item or items of like kind Property reasonably satisfactory to Buyer; provided, however, that (i) Seller transfers to Buyer (by bill of sale or other documents necessary to effect such transfer) such Substituted Property, free and clear of all security interests, liens, leases, claims, charges and encumbrances, other than Senior Liens and/or the lien of Permitted Subleases as defined in the Master Lease; (ii) at the time of such replacement, the Substituted Property shall have an aggregate book value (as reflected in Seller's books of account) equal to or greater than the aggregate Replacement Value, as herein defined, of the replaced Property (the "Replaced Property") immediately prior to the damage or loss requiring its replacement; and (iii) the Substituted Property has the same cost recovery period under Section 168 (c) of the Internal Revenue Code of 1986 as in effect on the date hereto as the Replaced Property. For all purposes hereunder, the Replacement Value of the Replaced Property shall be determined by multiplying the Buyer's original purchase price for the Unit by the appropriate percentage for the year of replacement in the Replacement Value schedule attached hereto as Schedule C; and Seller shall give Buyer notice of such substitution by an annual accounting, including statements of costs associated with the Substituted Property, and access to copies of any and all leases, and other documents relating to leases or encumbrances imposed or to be imposed, as permitted hereunder, on the item or items of proposed Substituted Property. In addition, effective upon such substitution, all of Buyer's right, title and interest in and to the Replaced Property shall be automatically assigned and shall pass to Seller, free of the Rent Purchase Lien, and Buyer shall have no further interest therein. Seller and Buyer agree to execute and deliver such documents as are necessary to transfer title to and ownership of the Substituted Property to Buyer and title to and ownership of the Replaced Property to Seller in either case, subject to any existing Senior Liens, including the lien of any existing Permitted Subleases as that term is defined in the Master Lease.

     5. Miscellaneous.

          5.1 Survival. The representations and warranties made herein and the obligations to indemnify contained in Section 4 shall survive the execution and delivery of this Purchase and Sale Agreement and the consummation of the transactions described herein and shall continue until such time as all obligations created hereunder, or in the other transaction documents have been performed and/or paid.

          5.2 Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon, the respective successors, assigns and transferees of either party.

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          5.3  Notices.  Any notice,  request or other  communication  to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) deposited in the mail system of the U.S. Postal Service by registered or certified mail, return receipt requested, postage prepaid and addressed to the party for which it is intended. The parties' respective addresses for notice are stated at the beginning of this Agreement. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

          5.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Virginia, applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof.

          5.5 Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretations or construction of this Agreement.

          5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          5.7 Further Instruments. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may be required to effectively carry out the transactions contemplated herein.

                                  SELLER:
                                  Dollar Tree Stores, Inc.

                                  By: /s/ H. Ray Compton
                                  Name: H. Ray Compton
                                  Title: Executive Vice President

                                  BUYER:
                                  DTS Properties, Inc.

                                  By: /s/ Joseph F. Campagna
                                  Name: Joseph F. Campagna
                                  Title: President

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